EXHIBIT 3.2



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                                     BYLAWS

                                       OF

                      DIRECT WIRELESS COMMUNICATIONS, INC.



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                                     BYLAWS

                                       OF

                      DIRECT WIRELESS COMMUNICATIONS, INC.
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                               ARTICLE 1 - OFFICES

                          REGISTERED OFFICE AND AGENT

         1.01 The registered office of the corporation shall be maintained at 2205 Lear Lane, Austin, Texas 78745. The registered agent at such address is Nancy Heel. The registered office or the registered agent, or both, may be changed by resolution of the Board of Directors, upon filing the statement required by law.

                                PRINCIPAL OFFICE

         1.02 The principal office of the corporation shall be at 106 E. 6th Street, Suite 645, Austin, Texas 78701 provided that the Board of Directors shall have power to change the location of the principal office of its discretion.

                                 OTHER OFFICES

         1.03 The corporation may also maintain other offices at such places within or without the State of Texas as the Board of Directors may from time to time appoint or as the business of the corporation may require.

                            ARTICLE 2 - SHAREHOLDERS

                               PLACE OF MEETING

         2.01 All meetings of shareholders, both regular and special, shall be held at the principal office of the corporation.

                                 ANNUAL MEETING

         2.02 The annual meeting of shareholders for the election of directors and for the transaction of all other business which may come before the meeting shall be held on the second Tuesday of March in each year (if not a legal holiday and, if a legal holiday, then on the next business day following) at the hour specified in the notice of meeting or such other time as the Board of Directors shall determine provided that an annual meeting shall be held at least once each calendar year.

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         If the election of directors shall not be held on the day above designated for the annual meeting, the Board of Directors shall cause the election to be held as soon thereafter as may be convenient at a special meeting of the shareholders called for the purpose of holding such election.

         The annual meeting of shareholders may be held for any other purpose in addition to the election of directors which may be specified in a notice of such meeting. The meeting may be called by resolution of the Board of Directors or by a writing filed with the secretary signed either by a majority of the directors or by shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote at any such meeting.

                          SPECIAL SHAREHOLDERS MEETINGS

         2.03 Special meetings of the Shareholders may be called by the Chief Executive Officer, the President, the Board of Directors, the holders of not less than twenty-five percent (25%) of all shares entitled to vote at the meeting so called, or such other officers or persons as may be provided by resolution of the Board of Directors.

                         NOTICE OF SHAREHOLDERS' MEETING

         2.04 A written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the chief executive officer, president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer book of the corporation, with postage thereon prepaid.

         Attendance at a meeting shall be deemed to be waiver of notice, unless the Shareholder attending does so for the purpose of protesting the legality of the meeting and announces such purpose before casting a vote on any business before the meeting.

                                VOTING OF SHARES

         2.05 Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation or by law.

         At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whom election he has a right to vote.

                  CLOSING TRANSFER BOOKS AND FIXING RECORD DATE

         2.06 For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the share transfer books shall be closed for a stated period not exceeding fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer

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books, the Bylaws or in the absence of an applicable Bylaw the Board of
Directors, may fix in advance a date as a record date for any such determination of shareholders, not later than fifty (50) days and, in case of a meeting of shareholders, not earlier than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment hereof, except where the determination has been made through the closing of share transfer books and the stated period of closing has expired.

                             QUORUM OF SHAREHOLDERS

         2.07 The holders of a fifty percent (50%)of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting. At any Shareholders' meeting at which a quorum is present, a majority of the votes present shall be necessary to take action on any matter coming before the meeting, unless the vote of a greater number is required by law, by the Articles of Incorporation, or by these Bylaws,

                                  VOTING LISTS

         2.08 The officer or agent having charge of the share transfer books for the shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

                              ARTICLE 3 - DIRECTORS

                               BOARD OF DIRECTORS

         3.01 The business and affairs of the corporation shall be managed by a Board of Directors. Directors need not be residents of the State of Texas or shareholders in the corporation.

                        NUMBER AND ELECTION OF DIRECTORS

         3.02 The number of directors shall be at least three (5) and not more than seven (7) provided that the number may be increased or decreased from time to time by an amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. At each annual election the shareholders shall elect directors to hold office until the next succeeding annual meeting.



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         3.03     Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the remaining directors, though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the un-expired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

QUORUM OF DIRECTORS

         3.04 A majority of the Board of Directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                           ANNUAL MEETING OF DIRECTORS

         3.05 Within thirty (30) days after each annual meeting of shareholders the Board of Directors elected at such meeting shall hold an annual meeting at which they shall elect officers and transact such other business as shall come before the meeting.

                          REGULAR MEETING OF DIRECTORS

         3.06 A regular meeting of the Board of Directors may be held at such time as shall be determined from time to time by resolution of the Board of Directors.

                          SPECIAL MEETING OF DIRECTORS

         3.07 The secretary shall call a special meeting of the Board of Directors whenever requested to do so by the president or by the directors. Such special meeting shall be held at the time specified by the Secretary in the notice of meeting.

                          PLACE OF DIRECTORS' MEETINGS

         3.08 Absent prior resolution of the Board, all meetings of the Board of Directors (annual, regular or special) shall be held either at the principal office of the corporation or at such place, either within or without the State of Texas, as shall be specified in the notice of meeting.

                          NOTICE OF DIRECTORS' MEETING

         3.09 All meetings of the Board of Directors (annual, regular or special) shall be held upon five (5) days' written notice stating the date, place and hour of meeting delivered to each director either personally or by mail or at the direction of the president or the secretary or the officer or person calling the meeting.

         In any case where all of the directors execute a waiver of notice of the time and place of meeting, no notice thereof shall be required, and any such meeting (whether annual, regular or special) shall be held at the time and at the place (either within or without the State of Texas) specified in the waiver of notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.



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         Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

                                  COMPENSATION

         3.10 Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the Board, provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                     REMOVAL

         3.11 Any Director may be removed as Director, either with or without cause, at any special meeting of Shareholders if notice of intention to act upon the question of removing such Director shall have been stated as one of the purposes for the calling of the meeting In addition, any Director may be removed upon cause and then only upon the affirmative vote of at least two-thirds (2/3) of the Board of Directors

                              ARTICLE 4 - OFFICERS

                                OFFICERS ELECTION

         4.01 The officers of the corporation shall consist of a chief executive officer, president, one or more vice-presidents, a secretary, and a treasurer. All such officers shall be elected at the annual meeting of the Board of Directors provided for in Article 3, Section 3.05. If any office is not filled at such annual meeting, it may be filled at any subsequent regular or special meeting of the Board. The Board of Directors at such annual meeting, or at any subsequent regular or special meeting may also elect or appoint such other officers and assistant officers and agents as may be deemed necessary. Any two or more offices may be held by the same person, except the offices of president or secretary.

         All officers and assistant officers shall be elected to serve until the next annual meeting of directors following the next annual meeting of shareholders or until their successors are elected; provided, that any officer or assistant officer elected or appointed by the Board of Directors may be removed with or without cause at any regular or special meeting of the Board whenever in the judgment of the Board of Directors the best interests of the corporation will be served thereby, but such removal shall be without prejudiced to the contract rights, if any, of the person so removed. Any agent appointed shall serve for such term, not longer than the next annual meeting of the Board of Directors, as shall be specified, subject to like right of removal by the Board of Directors.

                                    VACANCIES

         4.02 If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

                                POWER OF OFFICERS

         4.03 Each officer shall have, subject to these Bylaws, in addition to the duties and powers specifically set forth herein, such powers and duties as are commonly incident to his office and such duties and powers as the Board of Directors shall from time to time designate. All officers


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shall perform their duties subject to the directions and under the supervision of the Board of Directors. The chief executive officer or the president may secure the fidelity of any and all officers by bond or otherwise.

CHIEF EXECUTIVE OFFICER/PRESIDENT

         4.04 The chief executive officer shall be the chief executive officer of the corporation. He shall preside at all meetings of the directors and shareholders. He shall see that all orders and resolutions of the Board are carried out, subject however, to the right of the directors to delegate specific powers, except such as may be by statute exclusively conferred on the president, to any other officers of the Corporation.

         4.05 The chief executive officer and the president (if different from the chief executive officer) or any vice-president shall execute bonds, mortgages and other instruments requiring a seal, in the name of the corporation, and, when authorized by the Board, he or any vice-president may affix the seal to any instrument requiring the same, and the seal when so affixed shall be attested by the signature of either the secretary or an assistant secretary. He or any vice-president shall sign certificates of stock.

         Both the chief executive officer and the president shall be ex-officio members of all standing committees.

         The chief executive officer and/or the president shall submit a report of the operations of the corporation for the year to the directors at their meeting next preceding the annual meeting of the shareholders and to the shareholders at their annual meeting.

                                 VICE-PRESIDENT

         4.06 The vice-president shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and they shall perform such other duties as the Board of Directors shall prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         4.07 The secretary shall attend all meetings of the Board and all meetings of the shareholders and shall record all votes and the minutes of all proceedings and shall perform like duties for the standing committees when required. The secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board. The Secretary shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by the secretary's signature or by the signature of an assistant secretary.

         The assistant secretary shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and they shall perform such other duties as the Board of Directors shall prescribe.

         In the absence of the secretary or an assistant secretary, the minutes of all meetings of the Board and shareholders shall be recorded by such person as shall be designated by the president or by the Board of Directors.



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                     THE TREASURER AND ASSISTANT TREASURERS

         4.08 The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

         The treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The treasurer shall keep and maintain the corporation's books of account and shall render to the president and directors an account of all of his transactions as treasurer and of the financial condition of the corporation and exhibit his books, records and accounts to the president or directors at any time. The treasurer shall disburse funds for capital expenditures as authorized by the Board of Directors and in accordance with the orders of the president, and present to the president for his attention any requests for disbursing funds if in the judgment of the treasurer any such request is not properly authorized. He shall perform such other duties as may be directed by the Board of Directors or by the president.

         If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         The assistant treasurer in the order of their seniority, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer, and they shall perform such other duties as the Board of Directors shall prescribe.

               ARTICLE 5 - CERTIFICATES OF SHARES: TRANSFER, ETC.

                              CERTIFICATE OF STOCK

         5.01 The certificates for shares of the corporation shall be numbered and shall be entered in the corporate records of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the president or a vice-president and the secretary or an assistant secretary and shall be sealed with the seal of the corporation or a facsimile thereof. If the corporation has a transfer agent or a registrar, other than the corporation itself or an employee of the corporation, the signatures of any such officer may be facsimile. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before said certificate or certificates shall have been issued, such certificate may nevertheless be issued by the corporation with the same effect as though the person or persons who signed such certificates or whose facsimile signature or signatures shall have been used thereon has been such officer or officers at the date of its issuance. Certificates shall be in such form as shall in conformity to law be prescribed from time to time by the Board of Directors.

         The corporation may appoint from time to time transfer agents and registrars, who shall perform their duties under the supervision of the secretary.



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                               TRANSFER OF SHARES

         5.02 Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

REGISTERED SHAREHOLDERS

         5.03 The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                LOST CERTIFICATE

         5.04 The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost. When authorizing such issue of a new certificate or certificates, the Board of Directors in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate or certificates or his legal representatives to advertise the same in such manner as it shall require or to give the corporation a bond with surety and in form satisfactory to the corporation (which bond shall also name the corporation's transfer agents and registrars, if any, as obligees) in such sum as it may direct as indemnity against any claim that may be made against the corporation or other obligees with respect to the certificate alleged to have been lost or destroyed, or to advertise and also give such bond.

                              ARTICLE 6 - DIVIDEND

                                   DECLARATION

         6.01 The Board of Directors may declare at any annual, regular or special meeting of the Board and the corporation may pay, dividends on the outstanding shares in cash, property or in the shares of the corporation to the extent permitted by, and subject to, the provisions of the laws of the State of Texas.

                                    RESERVES

         6.02 Before the payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies or for equalizing dividends or for maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may abolish any such reserve in the manner in which it was created.



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                            ARTICLE 7 - MISCELLANEOUS

         7.01 The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         7.02 No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution or the Board of Directors. Such authority may be general or confined to specific instances.

         7.03 All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

         7.04 All checks, drafts, or other order for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed in such manner as shall from time to time be determined by resolution of the Board of Directors.

                                 INFORMAL ACTION

         7.05 Any action required to be taken or which may be taken at a meeting of the shareholders, directors or members of the executive committee, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders, directors, or members of the executive committee, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders, directors, or members of the executive committee, as the case may be, at a meeting of said body.

                                      SEAL

         7.06 The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its incorporation, and the words "TEXAS" and an image of the Lone Star. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced. The corporate seal may be altered by order of the Board of Directors at any time.

                            DIRECTORS' ANNUAL MEETING

         7.07 The Board of Directors shall present at each annual meeting of shareholders a full and clear statement of the business and condition of the corporation.

                                   AMENDMENTS

         7.08 These Bylaws may be altered, amended or repealed in whole or in part by the affirmative vote of the majority of the Directors voting at a duly called meeting at which at least a quorum of Directors is present. In addition, these Bylaws may be altered, amended or repealed in whole or in part by the holders of a majority of the shares outstanding and entitled to vote at any annual meeting of the Shareholders, or if notice of a proposal to amend these Bylaws and the respect in which such proposed amendments to the Bylaws is given, then at any special meeting of the Shareholders at which at least a quorum is present.



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                               ADOPTION OF BYLAWS

         The Amended and Restated Bylaws were adopted by the Board of Directors on the 7th day of April, 2001.

                                         DIRECT WIRELESS COMMUNICATIONS, INC.

                                         /s/ W. Steven Walker
                                         ---------------------------------------
                                         W. Steven Walker, Secretary






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